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Exhibit 11.

Computation of earnings per share first quarter 1998.


                                No. of Shares           Weight
                                -------------           ------

  06/30/97 Common stock
                                             5,516,527
                               -----------------------
                                             5,516,527     25%        1,379,132


  09/30/97 Common stock
                                             5,516,527
                               -----------------------
                                             5,516,527     25%        1,379,132

                                                                ---------------

  12/31/97 Common stock
                                             5,516,527
                               -----------------------
                                             5,516,527     25%        1,379,132

                                                                ---------------
  03/31/98 Common stock
                                             5,516,527
                               -----------------------
                                             5,516,527     25%        1,379,132

                                                                ---------------

                                            22,066,108



             Weighted average number of shares                        5,516,527


Earnings per Common share:
          Net Income                       $(1,059,448)              $    (0.19)